                                  EXHIBIT 11.0

                     SIERRA ON-LINE, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS




                                                                                    THREE MONTHS ENDED
                                                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                      DECEMBER 31, 1995           DECEMBER 31, 1994
                                                                    ---------------------       ---------------------
                                                                                   Fully                       Fully
                                                                    Primary       Diluted       Primary       Diluted
                                                                    -------       -------       -------       -------

Weighted average number of common shares outstanding.......          19,834        19,834        17,390        17,390
Common share equivalents:
  Dilutive effect of stock options.........................           1,464         1,464         1,027         1,285
  Dilutive effect of convertible debt......................             ---         1,713           ---         3,546
                                                                    -------       -------       -------       -------
    Total average common and common equivalent shares......          21,298        23,011        18,417        22,221
                                                                    =======       =======       =======       =======

Net Income.................................................         $12,284       $12,589       $17,796       $18,384
                                                                    =======       =======       =======       =======

Net Income per common and common equivalent share..........           $0.58         $0.55         $0.97         $0.83
                                                                    =======       =======       =======       =======

                                                                                            NINE MONTHS ENDED
                                                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                      DECEMBER 31, 1995           DECEMBER 31, 1994
                                                                    ---------------------       ---------------------
                                                                                   Fully                       Fully
                                                                    Primary       Diluted       Primary       Diluted
                                                                    -------       -------       -------       -------
Weighted average number of common shares outstanding.......          19,051        19,611        17,333        17,333
Common share equivalents:
  Dilutive effect of stock options.........................           1,262         1,264           837         1,235
  Dilutive effect of convertible debt......................             560         1,990           ---         3,562
                                                                    -------       -------       -------       -------
    Total average common and common equivalent shares......          20,873        22,865        18,170        22,130
                                                                    =======       =======       =======       =======

Net Income.................................................         $16,745       $17,656       $12,272       $13,920
                                                                    =======       =======       =======       =======

Net Income (loss) per common and common equivalent share...           $0.80         $0.77         $0.68         $0.63
                                                                    =======       =======       =======       =======